Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168878), Registration Statement on Form S-8 (No. 333-172573), Registration Statement on Form S-8 (No. 333-179773), Registration Statement on Form S-8 (No. 333-186964), Registration Statement on Form S-8 (No. 333-202462), and Registration Statement on Form S-8 (No. 333-210189) each pertaining to the RealPage, Inc., 2010 Equity Incentive Plan, the Registration Statement on Form S-8 (No. 333-239957) pertaining to the RealPage, Inc. 2020 Equity Incentive Plan, the Registration Statement on Form S-8 (No. 333-176742) pertaining to Multifamily Technology Solutions, Inc. 2005 Equity Incentive Plan, and the Registration Statement on Form S-3 (No. 333-225074) of our reports dated March 1, 2021, with respect to the consolidated financial statements and schedule of RealPage, Inc. and the effectiveness of internal control over financial reporting of RealPage, Inc. included in this Form 10-K for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Dallas, Texas
March 1, 2021